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               AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT

   This Amendment No. 2 to the Investment Advisory Agreement (the "Agreement") dated May 1, 2003, as amended on December 1, 2005 by and between Met Investors Advisory LLC (the "Manager") and Putnam Investment Management, LLC (the "Adviser") with respect to the Met/Putnam Capital Opportunities Portfolio ("Portfolio"), is entered into effective the 1st day of December, 2005.

   WHEREAS the Agreement provides for the Adviser to provide certain investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

   WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

   NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

   1. Schedule A of the Agreement is amended in whole to read as follows:

                                             Percentage of daily net assets
                                            --------------------------------
      Met/Putnam Capital Opportunities      0.55% of first $150 million of
      Portfolio                             such assets, plus 0.525% of such
                                            assets over $150 million up to
                                            $250 million, plus 0.50% of such
                                            assets over $200 million.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of December, 2005.

                                              MET INVESTORS ADVISORY LLC

                                              By:
                                                  -----------------------------
                                                       Authorized Officer

                                              PUTNAM INVESTMENT MANAGEMENT, LLC

                                              By:
                                                  -----------------------------
                                                       Authorized Officer